UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: October 25, 2010

Date of Earliest Event Reported: October 20, 2010

1111 West Jefferson Street, Suite 200

Boise, Idaho 83702-5388

(Address of principal executive offices) (Zip code)

(208) 384-7000

(Registrants’ telephone number, including area code)

Commission File Number	Exact Name of Registrant as Specified in Its Charter	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
001-33541 333-166926-04	Boise Inc. BZ Intermediate Holdings LLC	20-8356960 27-1197223	Delaware Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K filing is a combined report being filed separately by two registrants: Boise Inc. and BZ Intermediate Holdings LLC. Unless the context indicates otherwise, any reference in this report to the “company,” “we,” “us,” “our,” or “Boise” refers to Boise Inc. together with BZ Intermediate Holdings LLC and its consolidated subsidiaries.

Item 1.01	Entry into a Material Definitive Agreement.

Second Amendment to Credit and Guaranty Agreement

On October 20, 2010, Boise Inc.’s indirect wholly owned subsidiary, Boise Paper Holdings, L.L.C. (“Holdings”), BZ Intermediate Holdings LLC and subsidiaries of Holdings, as guarantors, various lender parties, and Goldman Sachs Credit Partners L.P., as administrative agent, entered into a Second Amendment to Credit and Guaranty Agreement, which amends various terms in our Credit and Guaranty Agreement dated as of February 22, 2008 (“Credit Agreement Amendments”). The Credit Agreement Amendments allow us to make various types of restricted payments, including the payment of dividends, the repurchase of our stock and warrants, and the repayment or repurchase of our senior notes. These restricted payments are limited to a “permitted restricted payment amount,” which is calculated as the sum of 50% of “net income for distributions,” together with other amounts, all as described in the Credit Agreement Amendments. In addition, the Credit Agreement Amendments eliminate any ongoing requirement that we use our excess cash flow to repay debt.

The above summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Second Amendment to Credit and Guaranty Agreement filed as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 is incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

Exhibit 99.1	Second Amendment to Credit and Guaranty Agreement dated October 20, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

BOISE INC.		BZ INTERMEDIATE HOLDINGS LLC

By	/S/ KAREN E. GOWLAND	By	/S/ KAREN E. GOWLAND
	Karen E. Gowland Senior Vice President, General Counsel and Secretary		Karen E. Gowland Senior Vice President, General Counsel and Secretary

Date: October 25, 2010